UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2006

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

On July 27, 2006, SVB Financial Group (the “Company”) issued a press release regarding its financial results for the quarter ended June 30, 2006.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.              Other Events.

On July 20, 2006, the Company’s Board of Directors increased the stock repurchase plan and authorized up to an additional $70.0 million of common stock to be repurchased. The Company may, at its discretion, exercise this additional repurchase authority at any time on or before June 30, 2008 in the open market, through block trades or otherwise, pursuant to applicable securities laws. Depending on market conditions, availability of funds, and other relevant factors, the Company may begin or suspend repurchases at any time prior to the termination of the repurchase program on June 30, 2008, without any prior notice.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 27, 2006, announcing the Company’s financial results for the quarter ended June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2006	SVB FINANCIAL GROUP

	By:	/s/ Jack F. Jenkins-Stark
	Name:	Jack F. Jenkins-Stark
	Title:	Chief Financial Officer and Principal Accounting Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated July 27, 2006, announcing the Company’s financial results for the quarter ended June 30, 2006.